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NEWS RELEASE
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                                                            FOR:  Pentacon, Inc.
                                                        CONTACT:     Jim Jackson
                                                                  Vice President
                                                                    & Controller
                                                                  (713) 458-2885

FOR IMMEDIATE RELEASE

           PENTACON, INC. ANNOUNCES COURT-ORDERED CONFIRMATION OF ITS
          CHAPTER 11 PLAN OF REORGANIZATION; CLOSING OF ASSET SALE TO
            ANIXTER INTERNATIONAL INC. SCHEDULED FOR SEPTEMBER 20th

         CHATSWORTH, CA, SEPTEMBER 10, 2002 - PENTACON, INC. (OTCBB: PTAC), a leading distributor of fasteners and other small parts and provider of related inventory management services, announced yesterday that it is set to emerge from Chapter 11.

         Specifically, the Company announced that the United States Bankruptcy Court for the Southern District of Texas issued an order confirming its Plan of Reorganization. Plan confirmation means that all classes of creditors voted for the Plan and will receive distributions in accordance with its terms.

         Rob Ruck, Chief Executive Officer, commented: "This is a great day for Pentacon. I'd like to personally thank each and every employee, customer and supplier for their support during this process. We are proud of the fact we obtained Plan approval only 3 1/2 months after filing. We are looking forward to the completion of the sale and a total dedication to growing our business."

         Plan confirmation clears the way for Pentacon to complete the sale of substantially all of its assets to Anixter International Inc. (NYSE: AXE). In connection with the acquisition by Anixter, existing employees will be retained and all trade obligations will be assumed and paid in full so that the Company will continue to provide uninterrupted service to its customers.

         The acquisition of Company assets by Anixter is scheduled to be completed on September 20, 2002. Ruck said: "We are eager to be an integral part of the Anixter team."

OTHER INFORMATION

         This document contains forward-looking statements that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Key factors that could cause actual results to differ materially from expectations include, but are not limited to: (1) uncertainties caused by the Company's bankruptcy proceedings; (2) ability to consummate the Asset Purchase Agreement with Anixter; (3) accumulation of excess inventories; (4) volume or price adjustments with respect to sales to major customers; (5) instability in aerospace markets and general economic conditions resulting from the events of September 11th; (6) instability in the credit markets resulting from the events of September 11th; (7) deterioration in the credit markets for non-investment grade borrowers; (8) effect of a revised business plan on our relationships with our customers; (9) loss of sales due to the Company's bankruptcy filing and proposed acquisition of assets by Anixter; and (10) loss of credit with vendors due to the Company's bankruptcy filing and proposed acquisition of assets by Anixter.

                                    - MORE -

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PENTACON, INC.



These and other risks and assumptions are described in the Company's reports that are available from the United States Securities and Exchange Commission.

         Headquartered in Chatsworth, California, Pentacon is a leading distributor of fasteners and other small parts and provider of related inventory management services. Pentacon presently has 30 distribution and sales facilities in the U.S., along with sales offices in Europe, Canada, Mexico and Australia. For more information, visit the Company's web site at www.pentacon.com.

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